SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549



                                 Form 8 - K



                               CURRENT REPORT

           Current Report Pursuant to Section 13 or 15 (d) of the
                       Securities Exchange Act of 1934


      Date of Report  (Date of earliest event reported):   August 6, 1997


                             BONDED MOTORS, INC.
                             -------------------
             (Exact name of registrant as specified in charter)


   California                     0-28102                   95-2698520
----------------------------      ------------             --------------------
(State or other Jurisdiction     (Commission               (I.R.S. Employer
of Incorporation )                File Number)              Identification No.)


7522 South Maie Avenue, Los Angeles, CA                       90001
----------------------------------------                      -----
(Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code:         (213) 583-8631
                                                            --------------

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Item 2.    Acquisition or Disposition of Assets

    On August 6, 1997, Bonded Motors, Inc. ("the Company"), a California corporation, acquired all of the substantial assets of Wheeler's Manufacturing Company, Inc.("Wheeler's Manufacturing"), a Georgia corporation, pursuant to an Agreement For Purchase And Sales Of Assets And Real Property ("Purchase Agreement").

    Pursuant to the Purchase Agreement, the Company purchased all of substantial assets, primarily inventory, furniture, fixture, machinery, goodwill and other intangible assets of Wheeler's Manufacturing, for $567,657.70 paid in cash at closing. The purchase price was determined through negotiations and is expected to be assigned primarily to the estimated value of the assets acquired. The Company used funds available to it under it's revolving line of credit to fund the $567,657.70 paid at closing.

    The sole shareholder of the Wheeler's Manufacturing has also agreed not to compete with the Company for two years from the date of closing.

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Item 7.    Financial Statements, Pro Forma Information and Exhibits

    (a)  Financial statements of business acquired.

         Not applicable.

    (b)  Pro forma financial information.

         Not applicable.

    (c)  Exhibits.

         (1) Agreement For Purchase And Sale Of Assets And Real Property between the Registrant and Wheeler's Manufacturing Company.

         (2)  Bill Of Sale.

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                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                          Bonded Motors, Inc.




Dated: August 14, 1997                    By:/S/PAUL SULLIVAN
                                             ------------------
                                             Paul Sullivan
                                             Chief Financial Officer

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         AGREEMENT FOR PURCHASE AND SALE OF ASSETS AND REAL PROPERTY

    This agreement is made as of August 6, 1997, at Los Angeles, California, between Bonded Motors (Buyer), a California corporation, of Los Angeles, California and Wheelers Manufacturing Company, Inc. ("Corporation" or "Seller"), a Georgia corporation, and Charles H. Wheeler (Shareholder) of Macon, Georgia. Shareholder and Corporation are collectively referred to in this agreement as Selling Parties.

    A. Buyer desires to purchase from Corporation and Corporation desires to sell to Buyer, on the terms and subject to the conditions of this agreement, all the business and properties of Corporation in exchange for the purchase price described in paragraphs 1.2 and 1.8; Shareholder desires that this transaction be consummated.

     In consideration of the mutual covenants, agreements, representations, and warranties contained in this agreement, the parties agree as follows:

                                 ARTICLE ONE
                    PURCHASE OF ASSETS AND REAL PROPERTY

    1.1. Subject to the terms and conditions set forth in this agreement, Corporation will sell, convey, transfer, assign, and deliver to Buyer, and Buyer will purchase from Corporation, free and clear of any and all liens and encumbrances, the following assets of the Corporation: (1) all inventory, supplies, and work in progress relating solely to the automobile engine re-manufacturing business of the Corporation; (2) all furniture, fixtures, machinery and equipment as listed in the appraisal dated November 22, 1996, by the Dobbins Co., Atlanta, Georgia, and as subsequently amended; and (3) all goodwill, trade and other intangible assets, excluding only cash, accounts receivable and life insurance policies, of the Corporation. The foregoing assets are collectively the "Assets". A definitive list of the Assets is set forth in Exhibit 1.1-1 to this Agreement. Exhibit 1.1-2 is the bill of sale setting forth the sale of the Assets in this section.

    1.2. Buyer shall deliver at the Closing, in accordance with the provisions of Article 8, the following: A bank wire transfer, payable to the account of Wheelers Manufacturing Company, Inc., in the amount of $569,657.70
("Purchase Price"). Said Purchase Price covers Buyer's purchase of the Assets set forth in Paragraph 1.1 above, the saleable inventory of raw materials (cores and purchased parts), work in progress and finished goods integral to the engine re-manufacturing business on the date of Closing at the cost carried on the books and records of the Corporation, and the covenant of noncompetition set forth in paragraph 1.5, below. Furthermore, the Purchase Price shall be reduced by the amount determined under paragraphs 1.3, 1.8, and 4.13, if any.

    1.3. In consideration of Corporation taking the Corporation off the market, Buyer shall pay into escrow an earnest money binder of $25,000. The earnest money including interest thereon shall be fully refundable to the

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Buyer, regardless whether the sale of Assets is consummated or not.  Therefore, the full amount of the earnest money will be applied as a credit on the Purchase Price of the sale of the Assets (set forth in Paragraph 1 hereinabove) at such Closing. If the sale of the Assets is not consummated, the full amount of the earnest money will be immediately returned to Buyer. The escrow holder shall be the attorney for the Selling Parties, Martin, Snow, Grant & Napier, who shall deposit and hold the earnest money binder in his trust account until either this Agreement is consummated or terminated. Upon termination for any reason, the escrow holder shall immediately return the funds to Buyer without respect to any claim or offset by Selling Parties against Buyer. Upon consummation of this Agreement, the escrow holder shall remit the funds to the Selling Parties and the Purchase Price shall be adjusted with a credit for such payment.

    1.4. Buyer shall later determine how the purchase price for the Assets shall be allocated to the Assets, and Selling Parties shall not object to any reasonable allocation made by Buyer. Each of the parties must report this transaction for federal tax purposes in accordance with this allocation of the purchase price.

    1.5. Shareholder is entitled to the payment of $25,000 to be allocated from the Purchase Price for a noncompetition covenant as more fully provided in paragraph 9.5.

    1.6. Corporation will pay all sales and use taxes arising from the transfer of the Assets and will pay its portion, prorated as of the closing date, of state and local real and personal property taxes of the business. Buyer will not be responsible for any business, occupation, withholding, or similar tax, or any taxes of any kind related to any period before the closing date.

    1.7. Buyer will assume no liabilities of the Corporation. For a period of twelve (12) months following the Closing of the sale of the Assets, Buyer shall assist Selling Parties by providing notice of any warranty claims submitted to the Buyer by mail at an address to be provided by Seller.

    1.8. Buyer will engage Geomatrix Consultants to conduct a Phase I and Phase II Environmental Assessment, the cost of which will be approved in advance and shared by Corporation and Buyer equally, and the results of such assessments shall be kept confidential. After the assessment is completed, if, in Buyer's sole discretion, the assessment shows no environmental concerns, Buyer will purchase the land and buildings (hereinafter "real estate" or "property") from Selling Parties for Five Hundred Seventy-Five Thousand and No/100 Dollars ($575,000) payable in cash at Closing. If the environmental assessment finds that immediate or future remediation is necessary, and if the estimated cost of remediation is not more than One Hundred Twenty-Five Thousand Dollars ($125,000), Selling Parties agree to sell the real estate as provided above, and such sale will be closed with funds set aside from the purchase price to pay for the estimated remediation cost. If the estimated cost of remediation is more than $125,000, Selling Parties will retain the property with a lease to Buyer as set out below. Notwithstanding any other provision in this Paragraph, if in Buyer's sole discretion the environmental survey shows

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a problem and Corporation is unable to correct that problem by the Closing Date to Buyer's satisfaction and in Buyer's sole discretion, Buyer will lease or continue to lease from Selling Parties all of the real estate presently being used by the Corporation pursuant to a lease with an annual rental of Fifty-Seven Thousand Five Hundred and No/100 Dollars ($57,500) per year with the Buyer paying all expenses including taxes, insurance and repairs, for a period of three years with Buyer's right to renew for four years and again for three years on the same terms. The lease agreement shall be in the form of
Exhibit 1.8. Buyer shall also have an option in the lease to purchase the property at any time during the 10 year cumulative term at a purchase price of Five Hundred Seventy-Five Thousand and No/100 Dollars ($575,000). Under this lease option, the purchase price will be offset by the full amount of any estimated cost of remediation based on the environmental due diligence and assessment performed by Geomatrix Consultants. With respect to any such remediation work to be performed under this paragraph, Geomatrix Consultants shall perform the professional consulting component of the work, including analysis, design, cost estimates, supervision of remedial contractors, and negotiation with appropriate governmental agencies to obtain approval and closure for the remediation work performed. The Selling Parties may select the contractors to perform the site remediation activities component of the work, provided that Geomatrix Consultants shall approve the selection of the contractors, supervise the contractors' work, and approve the final work product of each contractor retained by Selling Parties. All remediation work, including the professional consulting and site remediation activities components, shall be paid for by the Selling Parties with funds withheld from the purchase price of the real estate purchase and placed into escrow. With respect to any lease of the property by Buyer, Selling Parties shall pay one-half of the actual cost incurred in resolving the waste water discharge problem on the property as set forth in Geomatrix Consultants' July 31, 1997 memorandum, with a maximum cap of Ten Thousand Dollars ($10,000) to be paid by Selling Parties. This $10,000 will be withheld from the Purchase Price set forth Paragraph 1.2 of this Agreement and placed into escrow. An abstract of the lease option to purchase the real estate will be filed by Buyer with the County Recorder's Office. Buyer's agreement to lease is, in part, Buyer's consideration for the options to renew the lease and to purchase the real estate.

    1.9. Buyer shall assume Selling Parties' current lease of the telephones from AT&T; however, Buyer shall not assume Selling Parties' current lease of the postage machine from Pitney Bowes nor shall Buyer purchase said postage machine from Selling Parties or Pitney Bowes.

                                   ARTICLE TWO
               SELLING PARTIES' REPRESENTATIONS AND WARRANTIES

    2.  Selling Parties, jointly and severally, represent and warrant that:

    2.1. Corporation is a corporation duly organized, validly existing, and in good standing under the laws of Georgia, and has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it. Corporation is duly qualified to do intrastate business, in the states of

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Georgia, Florida, Alabama, Mississippi, South Carolina, North Carolina,
Virginia, West Virginia, Ohio, Pennsylvania, Indiana, Tennessee, and Kentucky, but does business only in Georgia.

    2.2. The Corporation authorized capital stock of Corporation consists of 3,000 shares, of which 2,400 shares are outstanding, of common stock. There are no subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Corporation to issue or transfer from treasury any additional shares of its capital stock of any class.

    2.3. Shareholder is the owner, beneficially and of record, of all the outstanding shares of Corporation, free and clear of all liens, encumbrances, security agreements, equities, options, claims, charges, and restrictions.

    2.4. Exhibit 2.4-1 to this Agreement sets forth the balance sheets of Corporation as of September 30, 1994 and September 30, 1995, and the related statements of income and retained earnings for the two years ending on those dates, audited by Garrett Wood & Associates, Corporation's independent public accountants, whose opinions with respect to those financial statements are included in Exhibit 2.4-1. Exhibit 2.4-2 sets forth unaudited balance sheets of Corporation and the related statements of income and retained earnings, as of September 30, 1996, reviewed together with related unaudited statements of income and retained earnings for each of the 8 month periods ending on those dates, certified by the chief financial officer of Corporation as accurately reflecting the financial condition of Corporation for those periods and accurately reflecting all information normally reported to Corporation's independent public accountants for the preparation of Corporation's financial statements. The financial statements in Exhibits 2.4-1 and 2.4-2 are referred to as the financial statements. The financial statements have been prepared in accordance with generally accepted accounting principles consistently followed by Corporation throughout the periods indicated, and fairly present the financial position of Corporation as of the respective dates of the balance sheets included and the results of its operations for the respective periods indicated.

    2.5.  [Deleted]

    2.6. Exhibit 2.6 to this agreement contains a complete and accurate schedule of all liabilities and obligations of Corporation. Corporation has no debts, liabilities, or obligations of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that are not set forth in Exhibit 2.6.

    2.7. Within the times and in the manner prescribed by law, Corporation has filed all federal, state, and local tax returns required by law and has paid all taxes, assessments, and penalties due and payable. Corporation has filed all returns and paid all taxes required by law with respect to all sales and use taxes and payroll and employee withholding taxes through June 30, 1997, copies of which were made available for inspection to Buyer at Corporation's business premises prior to closing.

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    2.8.  Exhibit 2.8 to this Agreement is a complete and accurate legal description of each parcel of real property owned by Selling Parties, together with either a correct and accurate survey or a substantially correct and accurate plat of each parcel. Exhibit 2.8 contains a description of all buildings, fixtures, and other improvements located on the properties and a list of the policies of title insurance issued to Selling Parties for these properties. Shareholder and Corporation warrant that Corporation does not currently lease any real property.

    2.9. The zoning of each parcel of property described in Exhibit 2.8 permits the presently existing improvements and the continuation of the business presently being conducted on such parcel. Corporation has not commenced, nor have Selling Parties received notice of the commencement of, any proceeding that would affect the present zoning classification of any such parcel.

    2.10. There are no underground storage tanks located on the real property described in Exhibit 2.8 in which any Hazardous Material, as defined below, is being or has been stored, nor has there been any spill, disposal, discharge, or release of any Hazardous Material into, upon, from, or over that real property or into or upon ground or surface water on that real property. There are no asbestos-containing materials incorporated into the buildings or interior improvements that are part of that real property, or into other assets of Corporation, and there is no electrical transformer, fluorescent light fixture with ballasts, or other equipment containing PCBs on that real property. As used in this paragraph, "Hazardous Material" means any hazardous or toxic substance, material, or waste that is regulated by any federal authority or by any state or local governmental authority where the substance, material, or waste is located.

    2.11. The inventories of raw materials, work in process, and finished goods (collectively called inventories) shown on the Corporation's balance sheet as of September 30, 1996, included in the financial statements, consist of items that are usable and salable in the ordinary course of business by Corporation. Except for sales made in the ordinary course of business since that date and certain inventory consigned to Seller by a company known as Dyna Gear which the Seller shall mark for Buyer prior to or at Closing, all the inventories are the property of Corporation.

    2.12. Exhibit 2.12 to this Agreement is a complete list and appraisal of all trucks, automobiles, machinery, equipment, furniture, supplies, tools, dies, rigs, molds, patterns, drawings, and all other tangible personal property owned by, in the possession of, or used by Corporation in connection with its businesses, except inventories of raw materials, work in process, and finished goods. The property listed in Exhibit 2.12 constitutes all such tangible personal property necessary for the conduct by Corporation of its businesses as now conducted. All the motor vehicles listed in Exhibit 2.12 are in good condition and repair and have current smog certifications, if applicable. With respect to any security interest on any inventories in section 2.11 and any other tangible property in this section, the Selling Parties shall obtain from the secured party (i.e. bank) a termination of the

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security interest by providing to Buyer's counsel prior to closing a UCC-3 statement, prepared by Buyer's counsel, executed by the secured party. The Selling Parties warrant that, apart form such statements provided to Buyer, no other security interests exist with respect to the Selling Parties' Assets.

    No personal property used by Corporation in connection with its business is held under any lease, security agreement, conditional sales contract, or other title retention or security arrangement, or is located other than in the possession of Corporation, except for certain telephones leased from AT&T and certain postage meter leased from Pitney Bowes.

    2.13.  [Deleted]

    2.14.  [Deleted]

    2.15.  [Deleted]

    2.16. Shareholder warrants that the Corporation has not granted and will not grant to any other person, firm, or corporation the right to use, and that he will not himself use (except in connection with Corporation), his name as part of the corporate or firm name of any other firm, entity, corporation, or business, or as part of any trade name or trademark not belonging to Corporation.

    2.17.  [Deleted]

    2.18. The Selling Parties will have at Closing good and marketable title to all their respective assets and interests in assets, whether real, personal, mixed, tangible, or intangible, which constitute all the assets and interests in assets that are used in the businesses of Corporation. The Shareholder individually currently has good and marketable title to the real property described in Exhibit 2.8. All these assets will be at Closing free and clear of restrictions on or conditions to transfer or assignment, and of mortgages, liens, pledges, charges, encumbrances, equities, claims, easements, rights of way, covenants, conditions, or restrictions, except for (1) those disclosed in Corporation's consolidated balance sheet as of September 30, 1996, or in Exhibit(s); (2) the lien of current taxes not yet due and payable; and (3) possible minor matters that, in the aggregate, are not substantial in amount and do not materially detract from or interfere with the present or intended use of any of these assets or materially impair business operations.

    2.19. Exhibit 2.19 to this agreement is a correct and current list of all warehouse customers of Corporation together with summaries of the sales made to each customer during the most recent fiscal year. Except as indicated in
Exhibit 2.19, neither Corporation, nor Shareholder has any information, or is aware of any facts, indicating that any of these customers intend to cease doing business with Corporation or materially alter the amount of the business they are presently doing with Corporation.

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    2.20.  Corporation has no employment contracts or collective bargaining agreements, pension, bonus, profit-sharing, stock option, or other agreements or arrangements providing for employee remuneration or benefits to which Corporation is a party or by which Corporation is bound, except for an employee group health plan. There is no pending or, to Selling Parties' knowledge, threatened labor dispute, strike, or work stoppage affecting Corporation's business. Corporation has not entered into any severance or similar arrangement in respect of any present or former employee that will result in any absolute or contingent obligation of Buyer or Corporation to make any payment to any present or former employee following termination of employment.

    2.21. Exhibit 2.21 to this agreement is a description of all insurance policies held by Corporation on their businesses and properties. All these policies are in the respective principal amounts set forth in Exhibit 2.21. Since Selling Parties have not yet provided to Buyer any evidence of insurance policies maintained by Selling Parties prior to 1987 at the time of closing, the Selling Parties shall use due diligence and cooperate with Buyer in obtaining and providing to Buyer this information in its entirety following closing. Buyer thus does not hereby waive this required performance by Selling Parties. Corporation has maintained and now maintains (1) insurance on all its assets and businesses of a type customarily insured, covering property damage and loss of income by fire or other casualty, and (2) adequate insurance protection against all liabilities, claims, and risks against which it is customary to insure. Corporation is not in default with respect to payment of premiums on any such policy. Except as set forth in Exhibit 2.21, no claim is pending under any such policy.

    2.22. Corporation is not a party to, nor is its property bound by, any distributor's or manufacturer's representative or agency agreement; any output or requirements agreement; any agreement not entered into in the ordinary course of business; any indenture, mortgage, deed of trust, or lease; or any agreement that is unusual in nature, duration, or amount (including any agreement requiring the performance by Corporation of any obligation for a period of time extending beyond one year from closing date or calling for any consideration). Corporation is not a party to, nor is the property bound by, any agreement that is materially adverse to the businesses, properties, or financial condition of Corporation.

    2.23. Corporation has not received notice of any violation of any applicable federal, state, or local statute, law, or regulation, and represents that:

    [a]. Corporation has complied in all material respects with all federal, state, and local environmental protection laws and regulations and has not been cited for any violation of any such law or regulation. No material capital expenditures will be required for compliance with any applicable federal, state, or local laws or regulations now in force relating to the protection of the environment. There is no pending audit known to Selling Parties or any of their officers by any federal, state, or local governmental authority with respect to groundwater, soil, or air monitoring; the storage, burial, release, transportation, or disposal of hazardous substances; or the use of underground

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storage tanks by Corporation or relating to the facilities of Corporation.
Corporation has no agreement with any third party or federal, state, or local governmental authority relating to any such environmental matter or cleanup.

    [b]. Corporation has complied with all requirements of the Occupational Safety and Health Act and its Georgia equivalents and regulations promulgated under any such legislation, the consequences of a violation of which could have a material adverse effect on its operations, and with all orders, judgments, and decrees of any tribunal under such legislation that apply to its businesses or properties.

    [c]. Corporation has not directly or indirectly paid or delivered any fee, commission, or other money or property, however characterized, to any finder, agent, government official, or other party, in the United States or any other country, that is in any manner related to the business or operations of Corporation and that Selling Parties know or have reason to believe to have been illegal under any federal, state, or local law of the United States or any other country having jurisdiction. Corporation has not participated, directly or indirectly, in any boycott or other similar practice affecting any of its actual or potential customers. Corporation has at all times done business in an open and ethical manner.

    [d]. Corporation has complied with, and is not in violation of, any applicable federal, state, or local statute, law, or regulation (including any applicable building, zoning, environmental protection, or other law, ordinance, or regulation) affecting their properties or the operation of its businesses.

    2.24. There is no pending, or, to the best knowledge of Selling Parties, threatened, suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation against or affecting Corporation, or any of their businesses, assets, or financial condition. Corporation is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality. None of the Selling Parties is presently engaged in any legal action to recover moneys due to, or damages sustained by, any of them.

    2.25. The consummation of the transactions contemplated by this agreement will not result in or constitute any of the following: (1) a breach of any term or provision of this agreement; (2) a default or an event that, with notice, lapse of time, or both, would be a default, breach, or violation of the articles of incorporation or bylaws of Corporation or any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, or other agreement, instrument, or arrangement to which Shareholder, or Corporation, is a party or by which any of them or the property of any of them is bound; (3) an event that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of Corporation; or (4) the creation or imposition of any lien, charge, or encumbrance on any of the properties of Corporation.

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    2.26.  Selling Parties have the right, power, legal capacity, and authority to enter into and perform their respective obligations under this agreement, and no approvals or consents of any persons other than Selling Parties are necessary in connection with it. The execution and delivery of this agreement by Corporation has been duly authorized by all necessary corporate action on the part of Corporation.

    2.27. Shareholder, nor any officer, director, or employee of Corporation, nor any spouse or child of any of them, has any direct or indirect interest in any competitor, supplier, or customer of Corporation or in any person from whom or to whom Corporation leases any real or personal property, or in any other person with whom Corporation is doing business.

    2.28. Selling Parties will make available at its business premises for Buyer's inspection (1) copies of the articles of incorporation and bylaws of Corporation; (2) the minute books of Corporation containing all records required to be set forth of all proceedings, consents, actions, and meetings of the shareholders and boards of directors of Corporation; (3) the stock transfer books of Corporation setting forth all transfers of any capital stock. In addition, the Selling Parties' counsel will provide to Buyer a statement of existence of Corporation prior to closing.

    2.29. Exhibit 2.29 is a list of the names and addresses of all officers and directors of Corporation.

    2.30. None of the warranties made by Selling Parties, or made in any certificate or memorandum furnished or to be furnished by any of them or on their behalf, contains or will contain any untrue statement of a material fact, or omits to state a material fact necessary to prevent the statements made from being misleading.

                                ARTICLE THREE
                   BUYER'S REPRESENTATIONS AND WARRANTIES

    3.0.  Buyer represents and warrants that:

    3.1. Buyer is a corporation duly organized, existing, and in good standing under the laws of California. The execution and delivery of this agreement and the consummation of this transaction by Buyer have been duly authorized, and no further corporate authorization is necessary on the part of Buyer.

    3.2. No consent, approval, or authorization of, or declaration, filing, or registration with, any United States federal or state governmental or regulatory authority is required to be made or obtained by Buyer in connection with the execution, delivery, and performance of this agreement and the consummation of the transactions contemplated by this agreement.

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                                ARTICLE FOUR
                        COVENANTS OF SELLING PARTIES


    4.0. Selling Parties covenant that from the date of this agreement until the Closing:

    4.1. Buyer and its counsel, accountants, and other representatives will have full access during normal business hours to all properties, books, accounts, records, contracts, and documents of or relating to Corporation. Selling Parties will furnish or cause to be furnished to Buyer and its representatives all data and information concerning the business, finances, and properties of Corporation that may reasonably be requested.

    4.2. Corporation will carry on its businesses and activities diligently and in substantially the same manner as they previously have been carried out and will not make or institute any unusual or novel methods of manufacture, purchase, sale, lease, management, accounting, or operation that vary materially from those methods used by Corporation on the date of this agreement.

    4.3. Corporation will use its best efforts to preserve its business organization intact, to keep available to Corporation its present officers and employees, and to preserve its present relationships with suppliers, customers, and others having business relationships with them.

    4.4. Corporation will continue to carry its existing insurance, subject to variations in amounts required by the ordinary operations of its businesses.
At the request of Buyer and at Buyer's sole expense, the amount of insurance against fire and other casualties that, at the date of this agreement, Corporation carries on any of its properties or in respect of its operations will be increased by the amount or amounts Buyer will specify. Selling
Parties will cause Buyer to be named as an additional insured on each existing insurance policy carried by Corporation.

    4.5.  Corporation will not do, or agree to do, any of the following acts:

    [1]. Make any change in compensation payable, or become payable, to Corporation's employees;

    [2].  Make any change in benefits payable to Corporation's employees;

    [3].  Enter into any collective bargaining agreement.

    4.6. Corporation will not, without Buyer's written consent, do or agree to do any of the following acts:

    [1]. Enter into any contract, commitment, or transaction not in the usual course of its business;

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

    [2].  Sell or dispose of any capital assets.

    4.7. Corporation will not modify, amend, cancel, or terminate any of its existing contracts or agreements, or agree to do any of those acts.

    4.8. Shareholder and Corporation warrant that Shareholder is the sole shareholder of corporation and that no other consent in executing this agreement is needed on behalf of Corporation.

    4.9. At the written request of Buyer, Corporation will within ten days document and describe any of their trade secrets, processes, or business procedures specified by Buyer, in form and content satisfactory to Buyer.

    4.10. All warranties of Selling Parties set forth in this agreement and in any written statements delivered to Buyer by Selling Parties under this agreement will be as true and correct on the closing date as if made on that date.

    4.11. Corporation will deliver to Buyer, on or before the closing date, a written consent of its sole shareholder authorizing and approving the sale of substantially all its property and assets to Buyer on the terms and conditions provided in this agreement.

    4.12. Corporation shall furnish to Buyer the information needed for the Bulk Sales Notice as described in paragraph 5.4.

    4.13. Corporation shall undertake and complete prior to the Closing the environmental tasks set forth in Paragraph 1.8. If these tasks are not completed by the Closing, then Buyer may terminate its obligation to close. However, Buyer, at Buyer's sole option, may waive noncompliance and proceed to close with an adjustment to the Purchase Price, satisfactory to Buyer. The Purchase Price shall be adjusted by subtracting from the Purchase Price the amount of money required to complete the environmental tasks which remain uncompleted at the Closing.

    4.14. The Selling Parties shall furnish the Buyer with the information necessary to prepare a notice to creditors of the Corporation in compliance with Division 6 of the Georgia Uniform Commercial Code, including all names and business addresses used by Corporation within the last three years, a signed and sworn list of creditors, including addresses, and a location of all assets transferred under this Agreement at least ten days before the closing date.

                                ARTICLE FIVE
                              BUYER'S COVENANTS

    5.1. Whether or not the closing takes place, Selling Parties waive any cause of action, right, or claim arising from the access of Buyer or its representatives to any trade secrets or other confidential business information of Corporation from the date of this agreement until the closing date, except for the intentional competitive misuse by Buyer or its representatives of such trade secrets or other confidential business information if the closing does not take place.

    5.2. Buyer will use its best efforts to assist Corporation in obtaining the consent of all necessary persons and agencies to the assignment and transfer to Buyer of properties, assets, and agreements, including agreements with the United States government or any of its agencies, to be assigned and transferred under the terms of this agreement, provided, however, that Buyer will not be obligated under this paragraph to execute any guaranty, assumption of liability, or other document or instrument requiring it to assume obligations not contemplated in this agreement.

    5.3. As soon as reasonably practicable after the execution and delivery of this agreement, and in any event on or before the closing date, Buyer will obtain the consents of all necessary persons to Buyer's performance of this agreement and to Buyer's assumption of any obligations under it.

    5.4. Buyer will have given notice, in compliance with Division 6 of the Georgia Uniform Commercial Code, of the bulk transfer contemplated by this agreement.

    5.5. Buyer will receive payments by customers on Corporation's accounts receivable and remit collection to the Corporation less a ten percent (10%) collection fee. At the end of ninety (90) days, all receivables records will be returned to the Corporation and Buyer will cease all collection activities for Corporation.

                                 ARTICLE SIX
                           CONDITIONS PRECEDENT TO
                             BUYER'S PERFORMANCE

    6.0. The obligations of Buyer to purchase the Assets under this agreement are subject to the satisfaction, at or before the Closing, of all the conditions set out below in this Article Six. Buyer may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition constitutes a waiver by Buyer of any of its other rights or remedies, at law or in equity, if Shareholder, or Corporation, are in default of any of their representations, warranties, or covenants under this agreement.

    6.1. Except as otherwise permitted by this agreement, all warranties by each of the Selling Parties in this agreement, or in any written statement that will be delivered to Buyer by any of them under this agreement, must be true in all material respects on the closing date as though made at that time.

    6.2. On or before the closing date, Selling Parties will have performed, satisfied, and complied in all material respects with all covenants, agreements, and conditions required of any of them by this agreement.

    6.3. Buyer will have received a certificate, dated the closing date, signed and verified by Shareholder and by Corporation's president and treasurer, stating, in such detail as Buyer and its counsel may reasonably request, that the conditions specified in Article Six have been fulfilled.

    6.4. Buyer will have received from Martin, Snow, Grand & Napier, counsel for Selling Parties, an opinion dated the closing date, in form and substance satisfactory to Buyer and its counsel, that:

    [1]. Corporation is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Georgia, and each has all requisite corporate power to own its properties as now owned and operate its business as now operated.

    [2]. The agreement has been duly and validly authorized, executed, and delivered by the Selling Parties and is valid and binding against each of them, and is enforceable against each of the Selling Parties in accordance with its terms, except as limited by bankruptcy and insolvency laws and by other laws and equitable principles affecting the rights of creditors generally.

    [3]. Neither the execution or delivery of the agreement nor the consummation of the transactions contemplated by the agreement will constitute
(a) a default or an event that would-with notice, lapse of time, or both-constitute a default under, or violation or breach of, Corporation's articles of incorporation or bylaws, or, to the best of counsel's knowledge, any indenture, license, lease, franchise, mortgage, instrument, or other agreement to which any of Selling Parties is a party or by which they or the properties of Corporation may be bound, identified in exhibits referenced in Article Two; or (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Corporation; or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of Corporation.

    [4]. The information furnished by the Selling Parties to Buyer pursuant to section 4.14 of this agreement and other action taken by Selling Parties are sufficient to satisfy the obligations and duties of Corporation under Division 6 of the Georgia Uniform Commercial Code.

    [5]. Further, that to the best of counsel's knowledge, there is no suit, action, arbitration, or legal, administrative, or other proceeding or governmental investigation pending or threatened in writing against or affecting Corporation, or any of its businesses or properties or financial or other condition.

    In rendering this opinion, counsel for Selling Parties may rely on certificates of officers and directors of Corporation, and Buyer as to factual matters, certificates of public officials, and opinions of associate counsel approved by Buyer.

    6.5. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this agreement or to its consummation, will have been instituted or threatened on or before the closing date.

    6.6. Buyer will have received from Corporation's chief financial officer a letter, dated the closing date, stating that on the basis of a limited review (not an audit) of the latest available accounting records of Corporation, consultations with other responsible officers of Corporation and with Shareholder, and other pertinent inquiries that he may deem necessary, he has no knowledge or reason to suspect that during the period from September 30, 1996 to a specified date not more than five business days before the closing date, there was any change in the financial condition or results of operations of Corporation, except changes incurred in the ordinary course of its business during that period.

    6.7. The execution and delivery of this agreement by Corporation, and the performance of its covenants and obligations under it, will have been duly authorized by all necessary corporate action, and Buyer will have received copies of all resolutions pertaining to that authorization, certified by the secretary of Corporation.

    6.8. Buyer will have received from Selling Parties title insurance policies, dated as of the closing date, issued by First American insuring the fee simple title of Buyer to all the real property of Selling Parties (other than that held only as lessee), subject only to (1) the lien, if any, of current real property taxes, payment of which is not delinquent; (2) liens and encumbrances referred to in the consolidated balance sheet of Corporation as of September 30, 1995, attached as Exhibit 2.4-1; and (3) objections and exceptions noted in these title insurance policies that have been approved in writing by Buyer. The costs for the title insurance and the transfer tax should be equally borne by the Selling Parties and Buyer. Liability coverage under those title insurance policies will be at least equal to the assessed value of the real property.

    6.9. Buyer will have received a certificate of Corporation in the form of Exhibit 6.12 to the effect that Corporation is a U.S. person and is not a U.S. real property holding corporation within the meaning of Internal Revenue Code section 897, or such other evidence as Buyer may in its sole and absolute discretion determine to be adequate to relieve Buyer of any obligation to withhold under Internal Revenue Code section 1445 (relating to withholding by buyers of U.S. real property interests, including stock in certain real property holding corporations, in connection with possible liability of the Selling Parties for income tax under the Foreign Investment in Real Property Tax Act of 1980).

    6.10. All necessary agreements and consents of any parties to the consummation of the transactions contemplated in this agreement, or otherwise pertaining to the matters covered by it, will have been obtained by Selling Parties and delivered to Buyer.

    6.11. The form and substance of all certificates, instruments, opinions, and other documents delivered to Buyer under this agreement must be satisfactory in all reasonable respects to Buyer and its counsel.

                                ARTICLE SEVEN
            CONDITIONS PRECEDENT TO SELLING PARTIES' PERFORMANCE

    7.0. The obligations of Corporation to sell and transfer the Assets under this agreement are subject to the satisfaction, at or before closing, of all the following conditions. Corporation may waive any or all of these conditions in whole or in part without prior notice, provided, however, that no such waiver of a condition constitutes a waiver by Corporation of any of its other rights or remedies, at law or in equity, if Buyer should be in default of any of its representations, warranties, or covenants under this agreement.

    7.1. All warranties by Buyer contained in this agreement or in any written statement delivered by Buyer under this agreement must be true on and as of the closing date as though such warranties were made on and as of that date.

    7.2. Buyer will have performed and complied with all covenants and agreements and satisfied all conditions that it is required by this agreement to perform, comply with, or satisfy, before or at the Closing.

    7.3. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated in this agreement or to its consummation, will have been instituted or threatened on or before the closing date.

                                ARTICLE EIGHT
                                 THE CLOSING

    8.1. The transfer of the Assets by Corporation to Buyer (the Closing) will take place with the use of telecopier, overnight delivery, and U.S. mail transmission on August 6, 1997.

    8.2. At the closing, Corporation and Shareholder must deliver or cause to be delivered to Buyer:

    [a]. This Purchase Agreement as fully executed by Corporation and Shareholder;

    [b]. The Lease Agreement, attached hereto as Exhibit 1.8, as fully executed by Shareholder;

    [c]. All documentation and exhibits referenced in this Purchase Agreement and the attached Lease Agreement, or other documentation as required by Buyer's counsel, in a form satisfactory to Buyer's counsel;

    [d]. For all real property and interests in real property, grant deeds, properly executed and acknowledged, conforming to and conveying the agreed state of the title;

    [e]. Instruments of assignment and transfer of all other property of Corporation of every kind and description and wherever situated which are listed in Exhibit 1.1.

    8.3. Simultaneously with the consummation of the transfer, Corporation, through its officers, agents, and employees, will put Buyer into full possession and enjoyment of all properties and assets to be conveyed and transferred by this agreement.

    8.4. The closing with respect to the purchase of the real property may be postponed by the Buyer for up to 60 days if Buyer's investigation of the real property and any environmental remediation to be undertaken by the Selling Parties have not been completed. If the closing is postponed beyond August 6, 1997, the Buyer shall have the right to assume possession of the real property pursuant to the terms of the lease set forth in Exhibit 1.8.

    8.5. Selling Parties, at any time before or after the closing date, will execute, acknowledge, and deliver any further deeds, assignments, conveyances, and other assurances, documents, and instruments of transfer, reasonably requested by Buyer, and will take any other action consistent with the terms of this agreement that may reasonably be requested by Buyer for the purpose of assigning, transferring, granting, conveying, and confirming to Buyer, or reducing to possession, any or all property to be conveyed and transferred under this agreement. If requested by Buyer, Corporation will prosecute or otherwise enforce in its own name for the benefit of Buyer any claims, rights, or benefits that are transferred to Buyer under this agreement and that require prosecution or enforcement in Corporation's name. Any prosecution or enforcement of claims, rights, or benefits under this paragraph will be solely at Buyer's expense, unless the prosecution or enforcement is made necessary by a breach of this agreement by any of the Selling Parties.

    8.6. At the Closing, Buyer must deliver to the Selling Parties' counsel the following instruments and documents against delivery of the items specified in paragraphs 8.2 through 8.5.

    [a].  This Purchase Agreement as fully executed by Buyer;

    [b]. The Lease Agreement, attached hereto as Exhibit 1.8, as fully executed by Buyer;

    [c]. A bank wire transfer in the amount of $569,657.70, but reduced as set forth in paragraphs 1.3, 1.8, and 4.13.

    [d]. A certificate executed by the president or vice president certifying that all Buyer's warranties under this agreement are true as of the closing date, as though each of those warranties had been made on that date;

    [e]. Buyer may withhold from the Purchase Price all sales and use taxes and employees withholding and payroll taxes collected but unpaid by Corporation to appropriate tax agencies.

                                ARTICLE NINE
                 SELLING PARTIES' OBLIGATIONS AFTER CLOSING

    9.1. Corporation and Shareholder will, jointly and severally, indemnify, defend, and hold harmless Buyer its agents, employees, lenders and assigns, from and against and in respect of claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, liens, judgments, and deficiencies, including interest, penalties, and reasonable attorney fees, that Buyer will incur or suffer, that arise from any breach of, or failure by Selling Parties to perform, any of their representations, warranties, covenants, or agreements in this agreement or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by Selling Parties under this agreement.

    9.2. Corporation and Shareholder will, jointly and severally, indemnify, defend, and hold harmless Buyer, its agents, employees, lenders and assigns, from and against and in respect of claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, liens, judgments, and deficiencies, including interest, penalties, environmental and remediation costs and reasonable attorney fees, that Buyer will incur or suffer, that arise from or relate to the presence, release, or discharge of hazardous substances or other environmental contamination or conditions which existed or were caused by conduct occurring prior to the Closing of the purchase of the real estate. For purposes of this indemnity, the term "hazardous substances" shall have the meaning set forth in CERCLA Section 101(14), 42 U.S.C. 9601(14) and State counterparts.

    9.3. Corporation and Shareholder will, jointly and severally, indemnify, defend, and hold harmless Buyer its agents, employees, lenders and assigns, from and against and in respect of claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, liens, judgments, and deficiencies, including interest, penalties, and reasonable attorney fees, that Buyer will incur or suffer, that arise from or relate to Seller's operation of the business prior to the Closing of this Transaction.

    9.4. Buyer will promptly notify Corporation and Shareholder of the existence of any claim, demand, or other matter to which Corporation's and Shareholder's indemnification obligations would apply, and will give them a reasonable opportunity to defend the same at their own expense and with counsel of their own selection; provided that Buyer will at all times also have the right to participate fully in the defense at its own expense. If, within a reasonable time after this notice, Corporation and Shareholder fail to defend, Buyer will have the right, but not the obligation, to undertake the defense of, and to compromise or settle (exercising reasonable business judgment), the claim or other matter on behalf and at the risk of Corporation and Shareholder. If the claim is one that cannot by its nature be defended solely by Corporation and Shareholder (including any federal or state tax proceeding), Buyer will make available all information and assistance that Corporation and Shareholder may reasonably request.

    9.5. In consideration for an allocation from the Asset Purchase Price to Buyer of $25,000, to be made on the closing date, Shareholder will not, at any time within the two-year period immediately following the closing date, directly or indirectly engage in, or have any interest in any person, firm, corporation, or business (whether as an employee, officer, director, agent, security holder, creditor, consultant, or otherwise) that engages in any activity in the State of Georgia that is the same as, similar to, or competitive with any activity now engaged in by Corporation (or any successor or successors) in Georgia as long as Buyer engages in the activity in such state.

    The parties intend that the covenant contained in the preceding portion of this section be construed as a series of separate covenants, one for each county and city in the state specified. Except for geographic coverage, each such separate covenant will be considered identical in terms to the covenant contained in the preceding paragraph. If, in any judicial proceeding, a court refuses to enforce any of the separate covenants included in this paragraph, the unenforceable covenant will be considered eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.

    Shareholder will not divulge, communicate, use to the detriment of Buyer or for the benefit of any other person or persons, or misuse in any way, any confidential information or trade secrets of Corporation, including personnel information, secret processes, know-how, customer lists, recipes, formulas, or other technical data. Shareholder acknowledges and agrees that any information or data he has acquired on any of these matters or items was received in confidence and as a fiduciary of Corporation.

    9.6. Selling Parties agree not to remove any books, records, or documentation of any kind belonging to Corporation, provided, however, that Selling Parties are free to make copies of any such books, records, or documentation.

                                 ARTICLE TEN
                      BUYERS OBLIGATIONS AFTER CLOSING

    10.1. Buyer shall indemnify and hold harmless Corporation and Shareholder against, and in respect of, claims, losses, expenses, costs, obligations, and liabilities they may incur by reason of Buyer's breach of or failure to perform any of its warranties or commitments in this agreement, or by reason of any act or omission of Buyer, or any of its successors or assigns, after the closing date, that constitutes a breach or default under, or a failure to perform, any obligation or liability of any of the Selling Parties under any loan agreement, lease, contract, order, or other agreement to which it is a party or by which it is bound at the closing date, but only to the extent to which Buyer expressly assumes these obligations, duties, and liabilities under this agreement.

    10.2. Buyer shall indemnify, defend, and hold harmless Corporation and Shareholder, their agents, employees, lenders and assigns from and against and in respect of claims, demands, lawsuits, costs, expenses, obligations, liabilities, damages, recoveries, liens, judgments, and deficiencies, including interest, penalty, and reasonable attorneys fees, that Selling Parties will incur or suffer, that arise from or relate to Buyer's operation of the business after the Closing of this Transaction.

    10.3. The use of power, telephones and other such services should be prorated based on actual use and costs incurred by Shareholder and Seller.

                               ARTICLE ELEVEN
                                MISCELLANEOUS

    11.1. All notices to third parties and all other publicity concerning the transactions contemplated in this agreement will be jointly planned and coordinated by and between Buyer and Selling Parties. No party will act unilaterally in this regard without the prior written approval of the others; however, this approval will not be unreasonably withheld.

    11.2. Selling Parties and Buyer each indemnify and hold harmless one another against any loss, liability, damage, cost, claim, or expense incurred by reason of any brokerage commission or finder's fee alleged to be payable because of any act, omission, or statement of the indemnifying party.

    11.3. Each party will pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this agreement and in closing and carrying out the transactions contemplated in this agreement.

    11.4. Unless the context clearly requires otherwise: 1. Plural and singular numbers will each be considered to include the other; 2. The masculine, feminine, and neuter genders will each be considered to include the others; 3. "Shall," "will," "must," "agree," and "covenants" are each mandatory 4. "May" is permissive; 5. "Or" is not exclusive; and 6. "Includes" and "including" are not limiting.

    11.5. This agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this agreement will be binding unless executed in writing by all the parties. No waiver of any of the provisions of this agreement will be considered, or will constitute, a waiver of any other provision, and no waiver will constitute a continuing waiver.
No waiver will be binding unless executed in writing by the party making the waiver.

    11.6. This agreement may be executed simultaneously by facsimile transmission in one or more counterparts, each of which will be considered an original, but all of which together will constitute one and the same instrument.

    11.7. Nothing in this agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this agreement on any persons other than the parties to it and their respective successors and assigns; nothing in this agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this agreement; and no provision will give any third persons any right of subrogation or action against any party to this agreement.

    11.8. Any controversy or claim arising from or relating to this agreement, or its making, performance, or interpretation, will be settled by arbitration in Los Angeles, California, under the commercial arbitration rules of the American Arbitration Association then existing. Judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

    11.9. Each party's obligation under this agreement is unique. If any party should default in its obligations under this agreement, the parties each acknowledge that it would be extremely impracticable to measure the resulting damages; accordingly, the nondefaulting party or parties, in addition to any other available rights or remedies, may sue in equity for specific performance, and the parties each expressly waive the defense that a remedy in damages will be adequate. Despite any breach or default by any of the parties of any of their respective representations, warranties, covenants, or agreements under this agreement, if the purchase and sale contemplated by it will be consummated at the Closing, each of the parties waives any rights that they may have to rescind this agreement or the transaction consummated by it provided that this waiver will not affect any other rights or remedies available to the parties under this agreement or under the law.

    11.10. If any legal action, arbitration, or other proceeding is brought for the enforcement of this agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this agreement, the successful or prevailing party or parties will be entitled to recover reasonable attorney fees and other costs incurred in that action or proceeding, in addition to any other relief to which they may be entitled.

    11.11. Subject to the provisions of paragraph 8.4 relating to the postponement of the Closing date, any party may on or before Closing date terminate this agreement, without liability to any other:

    [1]. If any bona fide action or proceeding is pending against any party on the closing date that could result in an unfavorable judgment, decree, or order that would prevent or make unlawful the performance of this agreement; or

    [2]. If the legality and sufficiency of all steps taken and to be taken by the parties and their shareholders in carrying out this agreement have not been approved by counsel as required by this agreement.

    11.12. If either Buyer or Selling Parties materially default in the due and timely performance of any of their warranties, covenants, or agreements under this agreement, the nondefaulting party or parties may on the closing date give notice of termination of this agreement, in the manner provided in paragraph 11.16. The notice will specify with particularity the default or defaults on which the notice is based. The termination will be effective five days after the closing date, unless the specified default or defaults have been cured on or before this effective date for termination.

    11.13. All representations, warranties, covenants, and agreements of the parties contained in this agreement, or in any instrument, certificate, opinion, or other writing provided for in it, will survive the Closing.

    11.14. If any provision of this agreement is held invalid or unenforceable by any court of final jurisdiction, it is the intent of the parties that all other provisions of this agreement be construed to remain fully valid, enforceable, and binding on the parties.

    11.15. Any notice, payment, demand, offer, or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been delivered and given for all purposes (i) if it is actually received by personal or electronic tender (such as, e.g., facsimile transmission or computer modem transmission) by the person to whom it was directed, or (ii) if sent by registered or certified mail, postage and charges prepaid, addressed to the party at the address set forth below next to the signature of such party, or to such other address as such party may from time to time specify by written notice to the other party. Any notice shall be deemed given as of the earlier of the date actually received or the date on which it was deposited in a regularly maintained depository for the deposit of United
States mail, properly addressed with postage prepaid.

    IN WITNESS WHEREOF, the parties to this agreement have duly executed it on the day and year first above written.

Buyer:                                      Selling Parties:

BONDED MOTORS:                              WHEELERS MANUFACTURING
                                            COMPANY, INC.:

By /S/ AARON LANDON
  ----------------
  Aaron Landon,                             By /S/ CHARLES H. WHEELER
                                            -----------------------
                                              Charles H. Wheeler, President


                                            SHAREHOLDER:

                                            /S/CHARLES H. WHEELER
                                            ---------------------
                                            Charles H. Wheeler, Shareholder

STATE OF GEORGIA
COUNTY OF BIBB

                                BILL OF SALE
                                ------------

    KOWN ALL MEN BY THESE PRESENTS, that WHEELERS MANUFACTURING COMPANY, INC. ("Sellers"), for and in consideration of the sum of One Hundred and No/100 Dollars ($100.00) and other good and valuable consideration, the receipt of which is acknowledged, paid by BONDED MOTORS ("Buyer"), has sold, assigned, and transferred and by these presents does sell, assign, and transfer to Buyer the property described in the Purchase Agreement executed by the parties on August 6, 1997.


     To have and to hold the same unto Bonded Motors, its successors and assigns forever.


    Wheelers Manufacturing Company, Inc., for its successors and assigns, does covenant and agree with Bonded Motors to warrant and defend title to the equipment hereby sold unto Bonded Motors, its successors and assigns, against all and every person and persons whomsoever.


    Provided, however, that this sale, assignment and transfer is without representation or warranty of any kind by Wheelers Manufacturing Company, Inc. as to the merchantability or fitness for a particular purpose except such representations and warranties that survive the Closing under the Asset Purchase Agreement between Buyer and Seller of even date herewith.


    IN WITNESS WHEREOF, the undersigned have hereunto set their hands an
affixed their seals, this    day of August, 1997.
                         ----

                               WHEELERS MANUFACTURING COMPANY, INC.

                             BY:/S/ CHARLES H. WHEELER
                                ----------------------
                                Charles H. Wheeler
                                President


                                                            "Seller"
                                                       BONDED MOTORS

                              BY:/S/ AARON LANDON
                                ----------------
                                Title


                                                            "Buyer"